Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

TITAN MACHINERY INC.

The undersigned, being of full age, for the purpose of forming a corporation under and pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), as amended, hereby adopts the following Certificate of Incorporation:

ARTICLE 1 — NAME

The name of the corporation is Titan Machinery Inc.

ARTICLE 2 — REGISTERED OFFICE AND AGENT

The registered office of the corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904.  The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE 3 — PURPOSES

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE 4 — CAPITAL STOCK

4.1)                           The aggregate number of shares the corporation has authority to issue shall be 30,000,000 shares, which shall have a par value of $0.00001 per share, and which shall consist of 25,000,000 shares of common stock and 5,000,000 undesignated shares.  The Board of Directors has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more series of preferred stock and to fix the powers, preferences, rights and limitations of such class or series.

4.2)                           No holder of shares of the corporation of any class now or hereafter authorized has any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the corporation.

4.3)                           No holder of shares of the corporation of any class now or hereafter authorized shall be entitled to cumulative voting.

ARTICLE 5 — MEETINGS AND BOOKS

5.1)                           Meetings of the stockholders may be held within or outside the State of Delaware, as the Bylaws may provide.  Elections of directors need not be by written ballot unless and except to the extent that the Bylaws so provide.

5.2)                           Special Meetings of stockholders of the corporation may be called upon notice provided in accordance with this Certificate of Incorporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors pursuant to a resolution approved by the Board of Directors.

5.3)                           The books of the corporation may be kept within or (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

ARTICLE 6 — GOVERNING BODY

6.1)                           The governing body of this corporation shall be known as the Board of Directors, and the number of directors of the corporation may from time to time be increased or decreased in such manner as shall be provided by the Bylaws of the corporation. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the directors or as provided in the Bylaws of the corporation.

6.2)                           The Board of Directors shall be and is divided into three (3) classes: Class I, Class II and Class III.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain the number of directors in each class as nearly equal as is reasonably possible.  To the extent possible, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

6.3)                           Elections of directors need not be by written ballot except as and to the extent provided in the Bylaws of the corporation.

6.4)                           Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the corporation’s annual meeting held in 2008; each initial director in Class II shall serve for a term expiring at the corporation’s annual meeting held in 2009; and each initial director in Class III shall serve for a term expiring at the corporation’s annual meeting held in 2010; provided, further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

6.5)                           Directors may only be removed for cause, except as otherwise required by law, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote generally in the election of directors.  Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors.  Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

6.6)                           Notwithstanding the foregoing provisions of this Article 6, whenever the holders of one or more classes established by the Board of Directors from the undesignated shares authorized by this Certificate of Incorporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships, including whether such directors so elected shall not be divided into classes pursuant to this Article 6, shall, to the extent inconsistent with this Article 6, be governed by the terms of the certificate of designation applicable thereto.

ARTICLE 7 — INCORPORATOR

The name and mailing address of the incorporator are as follows:

David Meyer	Titan Machinery Inc.
4876 Rocking Horse Circle
Fargo, ND 58104-6049

ARTICLE 8 — LIMITATION OF DIRECTOR LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of the foregoing provisions of this Article 8 by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE 9 — BYLAWS

In furtherance of and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.  The Bylaws of the corporation may be altered, amended or repealed, or new Bylaws may be adopted, by the Board of Directors in accordance with the preceding sentence or at any annual or special meeting of stockholders by the vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the corporation entitled to vote generally in the election of directors; provided, that if such alteration, amendment, repeal or adoption of new Bylaws is effected at a duly called special meeting of stockholders, notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such special meeting.

ARTICLE 10 - STOCKHOLDER ACTION

Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders pursuant to Section 228 of the DGCL or any other provision of the DGCL.

ARTICLE 11 — AMENDMENTS

The Board of Directors may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.  Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares of the corporation entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, Articles 5, 6, 8, 9, 10 and 11 of this Certificate of Incorporation.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this           day of           , 2007.

David Meyer

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TITAN MACHINERY INC.

Titan Machinery Inc., a corporation organized and existing under and by the virtue of the Delaware General Corporation Law, through its duly authorized officer and by authority of its Board of Directors does hereby certify:

FIRST:    That the name of the corporation is Titan Machinery Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 11, 2007.

SECOND:    That the Board of Directors of the Corporation duly adopted resolutions setting forth proposed amendments (the “Certificate of Amendment”) to the Certificate of Incorporation, declaring said amendments to be advisable and directing that said amendments be submitted to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation shall be amended by changing Article 4 thereof so that, as amended, the paragraph 4.1 of said Article shall be and read as follows:

“4.1) The aggregate number of shares the corporation has authority to issue shall be 50,000,000 shares, which shall have a par value of $0.00001 per share, and which shall consist of 45,000,000 shares of common stock and 5,000,000 undesignated shares. The Board of Directors has the authority, without first obtaining approval of the stockholders of the corporation or any class thereof, to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more series of preferred stock and to fix the powers, preferences, rights and limitations of such class or series.”

THIRD:    That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the Delaware General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the Certificate of Amendment.

FOURTH:    That the foregoing Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by David J. Meyer, its Chief Executive Officer, as of June 1, 2012.

TITAN MACHINERY INC.

By:	/s/ David J. Meyer
Name: David J. Meyer
Title: Chief Executive Officer